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                                                                  EXHIBIT (c)(4)

Comparable Company Stock Price Analysis
September 8, 1999 - April 20, 2000

                                         Stock Price          Stock Price        % Change
                                           9/8/99               4/20/00        Since 9/8/99
                                         -----------          -----------      ------------
Amplicon, Inc.                             $12.13               $ 9.00            -25.8%
Capital Associates Inc.                    $ 3.00               $ 0.95            -68.2%
Chancellor Corp.                           $ 0.65               $ 0.38            -42.3%
Electro Rent Corp.                         $12.88               $10.00            -22.4%
Linc Capital Inc.                          $ 5.88               $ 1.13            -80.9%
Leasing Solutions Inc.(1)                  $ 0.63               $ 0.03            -95.2%
Microfinancial Inc.                        $10.56               $10.00             -5.3%
Resource America                           $ 9.63               $ 7.34            -23.7%
T & W Financial Corp.(2)                   $ 6.75               $ 0.09            -98.6%
Unicapital Corp.                           $ 3.50               $ 1.88            -46.4%
                                                                               ------------
AVERAGE CHANGE                                                                    -50.9%



                                         Stock Price            Average         Comparable
                                           9/7/99               Change         Stock Price
                                         -----------          -----------      ------------
Sunrise Int'l Leasing Corp.                $ 4.25               -50.9%            $2.09(3)



(1) Leasing Solutions filed Chapter 11 on November 17, 1999 and was immediately delisted from the NYSE. Now traded on the Non-OTCBB.
(2) T & W Financial Corp. is in the process of winding down its operations in anticipation of filing bankruptcy. The stock has not traded on the NASDAQ exchange since March 23, 2000. Now traded on the Non-OTCBB.
(3) Price of Sunrise stock assuming a 50.9% decline from September 7, 1999, one day prior to announcement.